                                                                   EXHIBIT 10.68

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, TRANSFERRED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER APPLICABLE SECURITIES LAWS.

         THIS CONVERTIBLE NOTE, AND PAYMENT AND ENFORCEMENT HEREOF, IS FURTHER SUBJECT TO THE TERMS AND PROVISIONS OF THAT CERTAIN SUBORDINATION AGREEMENT DATED OCTOBER 15, 1998, BETWEEN FOOTHILL CAPITAL CORPORATION AND THE STEP COMPANY AND ACKNOWLEDGED BY BOLLINGER INDUSTRIES L.P. AS SUCH SUBORDINATION AGREEMENT MAY BE AMENDED FROM TIME TO TIME (THE "SUBORDINATION AGREEMENT").

                           BOLLINGER INDUSTRIES, L.P.

                          CONVERTIBLE SUBORDINATED NOTE

$1,400,000                                                     October 15, 1998

         FOR VALUE RECEIVED, the undersigned, Bollinger Industries, L.P., a Texas limited partnership with its principal office located at 602 Fountain Parkway, Grand Prairie, Texas 75050 (the "Company"), hereby promises to pay to the order of The Step Company, a Georgia corporation or its registered assigns (the "Holder"), at 2250 Newmarket Parkway, Suite 130, Marietta, Georgia 30067, or at such other place as Holder may from time to time designate, the principal sum of ONE MILLION FOUR HUNDRED THOUSAND AND NO/100 DOLLARS ($1,400,000), together with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance of this Convertible Note at the Base Rate (as defined below). All past due principal and interest will bear interest at the Base Rate plus four percent per annum (the "Default Rate"); provided, however, in no event shall the interest charged exceed the Highest Lawful Rate.

         This Convertible Note is issued pursuant to the Asset Purchase Agreement dated October 15, 1998 (the "Asset Purchase Agreement") among Company, Bollinger Industries, Inc. ("Bollinger"), and Holder and is subject to the terms and provisions thereof. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Asset Purchase Agreement.

1.       PAYMENT OF PRINCIPAL AND INTEREST.

         1.1 PAYMENT AMOUNTS. Quarterly amortization payments shall equal the amount necessary to amortize the remaining principal balance in equal principal and interest payments over the remaining term at the Base Rate for such calendar quarter. The first payment under this Convertible Note shall be due on January 4, 1999 and the amount of such payment shall be $87,979.37. The succeeding payments shall be made on or before the first banking business day of each calendar quarter thereafter. These payments shall be calculated on the basis of the Base Rate in effect for the preceding calendar quarter, the principal balance outstanding on the first day of the preceding calendar quarter (adjusted for any prepayments or conversions during such quarter), and the remaining term.

         1.2 MATURITY DATE. The principal amount of this Convertible Note together with all accrued and unpaid interest shall be due and payable in full on October 1, 2003 (the "Maturity Date") unless this Convertible Note is converted or prepaid in full prior to such date. Company will pay all sums becoming due to Holder under this Convertible Note in lawful money of the United States of America at the address specified for such purpose herein.

         1.3 APPLICATION OF PAYMENTS. All payments made by Company on this Convertible Note shall be applied first to the accrued but unpaid interest hereon, and then to the principal balance.

         1.4 PREPAYMENT. Unless Holder delivers to Company a Conversion Notice pursuant to SECTION 5, Company may, at its option and without premium or penalty, prepay at any time all, or any portion, of the principal amount of this Convertible Note, plus all accrued and unpaid interest on such principal amount. This Convertible Note when paid or prepaid in full shall be surrendered to Company.

         1.5 BASE RATE. Base Rate means nine and one-quarter percent (9.25%) per annum on the date of this Convertible Note. Beginning with the month of January, 1999, this Base Rate shall be changed each calendar quarter to the prime rate as quoted on the first publication date in such calendar quarter in the money rates section of the Wall Street Journal, plus an additional one percent (1.0%).

2.       DEFAULT AND REMEDIES.

         2.1 EVENTS OF DEFAULT. An "Event of Default" shall exist if any of the following conditions or events shall occur:

                  (a) Company defaults in the payment of any principal, interest or other amount due under this Convertible Note when the same becomes due and payable, whether at maturity, by declaration or otherwise, and such default is not cured within five (5) days after Holder has given Company written notice of such default; or

                  (b) Company or Bollinger defaults or breaches in the observance or performance of any of the other terms or conditions of this Convertible Note, and such default is not cured within thirty (30) days after Holder has given Company written notice of such default; or

                  (c) Company or Bollinger shall (1) apply for, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, assets or revenues; (2) admit in writing its inability to pay its liabilities as they become due; (3) make an assignment for the benefit of creditors; (4) commence a voluntary case under Title 11 of the United States Code or any other Federal, state or foreign




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bankruptcy, insolvency, reorganization or similar law (as now or hereafter in effect); (5) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of indebtedness; (6) fail to controvert in a timely or appropriate manner, or acquiesce in, any petition filed against Company or Bollinger, as the case may be, in an involuntary case under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, reorganization or similar law (as now or hereafter in effect); (7) have an order for relief against Company or Bollinger entered under Title 11 of the United States Code or other Federal, state or foreign bankruptcy, insolvency, reorganization or similar law (as now or hereafter in effect); or (8) take any action for purposes of effecting any of the foregoing; or

                  (d) a proceeding or case shall be commenced in any court of competent jurisdiction, seeking (1) the liquidation, reorganization, dissolution, winding-up, or readjustment of debts of Company or Bollinger; or
(2) the appointment of a trustee, receiver, custodian, liquidator or similar official of Company or Bollinger or of all or a substantial part of its respective properties, assets or revenues; or (3) the entry of similar relief in respect of Company or Bollinger under any law (domestic or foreign) relating to bankruptcy, insolvency, reorganization, winding-up, or readjustment of indebtedness (as now or hereafter in effect) without the consent of Company or Bollinger, as the case may be, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect for sixty (60) days; or

                  (e) a termination of the Step License (as defined in the Purchase Agreement) pursuant to Section 9.2 or 9.3 thereof.

         2.2 ACCELERATION. Subject to the Subordination Agreement, upon the occurrence of an Event of Default and during the Event of Default [excluding Events of Default under SECTIONS 2.1(c) and 2.1(d), the occurrence of which will automatically trigger acceleration of all amounts payable under this Convertible Note], Holder may, at its election and without demand, declare the entire unpaid principal balance of this Convertible Note and all interest accrued with respect thereto and other amounts payable hereunder due and payable without any further notice, action or demand on the part of Company or Holder or any other person or entity, and Holder shall be entitled to all such other remedies as may be available to it hereunder, under applicable law, at equity or otherwise, all such remedies being cumulative, not exclusive, and enforceable alternatively, successively and/or concurrently.

         2.3 NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC. No course of dealing and no delay on the part of Holder in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such Holder's rights, powers or remedies. No right, power or remedy conferred by this Convertible Note upon Holder shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise. Company will pay to Holder on demand such further amount as shall be sufficient to cover all reasonable costs and expenses of such Holder incurred in any enforcement or collection of this Convertible Note, including, without limitation, reasonable attorneys' fees, expenses and disbursements, together with interest on such amounts at the Default Rate accruing from the date of demand.




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3.       WARRANTIES AND REPRESENTATIONS OF HOLDER. Holder represents and warrants to Company and Bollinger as follows:

         3.1 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Convertible Note is delivered to Holder in reliance upon Holder's representation to Company and Bollinger, which by Holder's execution of this Convertible Note Holder hereby confirms, that this Convertible Note and the Common Shares issuable upon conversion thereof (collectively the "Securities") will be acquired for investment for Holder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Holder has no present intention of selling, granting any participation in, or otherwise distributing the same, except in compliance with applicable federal and state securities laws. Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person with respect to any of the Securities.

         3.2 RELIANCE UPON HOLDER'S REPRESENTATIONS. Holder understands that this Convertible Note has not been, and the Common Shares issuable upon conversion thereof at the time of conversion may not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on appropriate exemptions therefrom, and that Company's and Bollinger's reliance on such exemption is predicated on Holder's representations set forth herein.

         3.3 RECEIPT OF INFORMATION. Holder believes that it has received all the information Holder considers necessary or appropriate for deciding whether to purchase this Convertible Note. Holder has had an opportunity to ask questions and receive answers from Company and Bollinger regarding the terms and conditions of this Convertible Note and the Common Shares issuable upon conversion thereof and the business, properties, prospects and financial condition of Company and Bollinger, and to obtain additional information (to the extent Company or Bollinger possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to Holder or to which Holder had access.

         3.4 INVESTMENT EXPERIENCE AND COUNSEL. Holder is experienced in evaluating and investing in securities of companies such as Bollinger, is represented by legal and/or investment advisory counsel with regard to this Convertible Note or has voluntarily elected to forego such counsel, can bear the economic risk of its investment in this Convertible Note and the Common Shares issuable upon conversion thereof, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in this Convertible Note.

         3.5 ACCREDITED INVESTOR. Holder is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

         3.6 RESTRICTED SECURITIES. Holder understands that this Convertible Note, and the Common Shares issuable upon the conversion thereof, may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and, in the absence of an effective registration statement covering this Convertible Note (or the Common Shares issuable upon the conversion thereof) or an available exemption from registration under the Securities Act, this Convertible Note (and the Common Shares issuable upon conversion thereof) must be held indefinitely.

         3.7 LEGENDS. Holder understands that each certificate evidencing the Common Shares issuable pursuant to the conversion of this Convertible Note will be endorsed with the legend set forth below:

         "THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO COMPANY, REGISTRATION UNDER SUCH ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER."

4.       TRANSFER AND EXCHANGE; SUBSTITUTION OF CONVERTIBLE NOTE.

         4.1 TRANSFER AND EXCHANGE OF CONVERTIBLE NOTE. With respect to any offer, sale or other disposition of this Convertible Note or the Common Shares issuable upon conversion thereof, Holder will give prior written notice to Company and Bollinger, describing briefly the manner thereof, together with a written opinion of the counsel identified as Holder's counsel in SECTION 7.2 or other counsel for Holder who shall be reasonably acceptable to Bollinger, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any applicable federal or state securities laws then in effect). Subject to the foregoing and upon surrender of this Convertible Note at the principal executive office of Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by Holder, accompanied by a written acknowledgement and acceptance of the representations and warranties of Holder under SECTION 3 and a consent to governing law under SECTION 7.5, and further accompanied by the address for notices of each transferee of such Convertible Note or part thereof), Company shall execute and deliver, at Company's expense (subject to the obligation of Holder requesting any transfer to pay any taxes due in respect of such transfer), one or more new Convertible Notes (as requested by Holder) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Convertible Note. Each such new Convertible Note shall be payable to such Person as Holder may request and shall be substantially in the form specified herein. Each such new Convertible Note shall be dated and bear interest from the date of surrender of the Convertible Note, and accrued but unpaid interest on the surrendered Convertible Note shall be paid as directed by Holder on the next scheduled interest payment date.

         4.2 REPLACEMENT OF CONVERTIBLE NOTE. Upon receipt by Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Convertible Note, and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it, or (b) in the case of mutilation, upon surrender and cancellation thereof, Company at its own expense shall execute and deliver, in lieu thereof, a new Convertible Note, dated and bearing interest from the most recent prior principal and interest installment payment date of such lost, stolen, destroyed or mutilated Convertible Note.

5.       CONVERSION RIGHTS.

         5.1 CONVERSION. At anytime during the term of this Convertible Note and prior to the payment in full of its outstanding principal balance, Holder shall have the right, at its option exercisable at the times and in the manner specified in SECTION 5.2, to convert the outstanding principal balance of this Convertible Note or any portion thereof, plus accrued and unpaid interest due thereon to the effective date of the conversion, into fully paid and non-assessable shares of common stock, par value $0.01 per share, of Bollinger ("Common Shares"). If Holder makes such an election, the conversion ratio shall be one (1) Common Share, subject to adjustments as described in SECTION 5.3, for each Four and no/100 Dollars ($4.00) of outstanding principal and accrued but unpaid interest on this Convertible Note.

         5.2      CONVERSION PROCEDURE.

                  (a) If Holder desires to convert this Convertible Note or any portion thereof into Common Shares pursuant to SECTION 5.1, Holder shall surrender this Convertible Note at the principal executive office of Company, duly endorsed to Company or in blank, or accompanied by proper instruments of transfer to Company or in blank, and accompanied by an irrevocable written notice (the "Conversion Notice") to Company. The Conversion Notice shall state that Holder elects to convert this Convertible Note, or a portion thereof, in accordance with its terms, and specify the name or names (with address) in which a certificate or certificates for Common Shares are to be issued. If Holder desires to convert only a portion of this Convertible Note, then Holder shall specify in such written notice the percentage amount of the outstanding principal and accrued interest of this Convertible Note which it desires to convert. The effective date for such conversion shall be the date of the Conversion Notice, provided such Conversion Notice is received by Company within ten days of the date of such notice.

                  (b) If Holder has surrendered this Convertible Note accompanied by the Conversion Notice and complied with any other conditions herein, Bollinger shall, as soon as practicable thereafter, deliver or cause to be delivered, to the Person for whose account such Convertible Note was so surrendered, certificates for the number of full Common Shares to which such Person shall be entitled under the Conversion Notice and a cash adjustment for any fraction of a Common Share as hereinafter provided. Such conversion shall be deemed to have been made as of the effective date of the Conversion Notice and the Person entitled to receive the Common Shares deliverable upon conversion shall be treated for all purposes as the record Holder of such Common Shares on such date.

                  (c) In the event that Holder has elected to convert only a portion of this Convertible Note, Company shall deliver or cause to be delivered to Holder a new Convertible Note substantially in the form of the surrendered Convertible Note with appropriate adjustment to the principal and accrued interest.

         5.3 ADJUSTMENTS. The number of Common Shares, or amount of any other securities and property as hereinafter provided, into which this Convertible
Note is convertible (the "Conversion Rate") shall be subject to adjustment from time to time effective upon each occurrence of any of the following events. In case by reason of the operation of this SECTION 5.3 this Convertible Note shall be convertible into any other shares of stock or other securities or property of Company, Bollinger or of any other corporation, any reference herein to the conversion of this Convertible Note shall be deemed to refer to and include the conversion of this Convertible Note into such other shares of stock or other securities or property.

                  (a) If Bollinger shall declare or pay any dividend with respect to its Common Stock payable in shares of Common Stock, subdivide the outstanding Common Stock into a greater number of shares of Common Stock, or reduce the number of shares of Common Stock outstanding (by stock split, reverse stock split, reclassification or otherwise than by repurchase of its Common Stock) (any of such events being hereinafter called a "Stock Split"), the number of Common Shares issuable upon conversion of this Convertible Note shall be appropriately adjusted so as to entitle Holder hereof to receive upon conversion of this Convertible Note, for the same aggregate consideration provided herein, the same number of Common Shares, plus cash in lieu of any fractional Common Share, as Holder would have received as a result of such Stock Split had Holder hereof converted this Convertible Note in full immediately prior to such Stock Split.

                  (b) If Bollinger shall merge or consolidate with or into one or more corporations or other entities and Bollinger is the sole surviving corporation, or Bollinger shall adopt a plan of recapitalization or reorganization in which Common Stock is exchanged for or changed into another class of stock or other security of Bollinger, Holder shall, for the same aggregate consideration provided herein, be entitled upon conversion of this Convertible Note to receive in lieu of the number of Common Shares (plus cash in lieu of any fractional Common Share) into which this Convertible Note would otherwise be convertible, the number of Common Shares or other securities, plus cash in lieu of any fractional Common Share, to which such Holder would have been entitled pursuant to the terms of the agreement or plan of merger, consolidation, recapitalization or reorganization had such Holder converted this Convertible Note in full immediately prior to such merger, consolidation, recapitalization or reorganization.

                  (c) If Bollinger is merged or consolidated with or into one or more corporations or other entities under circumstances in which Bollinger is not the sole surviving corporation, or if Bollinger sells or otherwise disposes of substantially all its assets, and in connection with any such merger, consolidation or sale holders of Common Stock receive stock or other securities convertible into equity of the surviving or acquiring corporations or entities, after the effective date of such merger, consolidation or sale, as the case may be, Holder shall, for the same aggregate consideration provided herein, be entitled upon conversion of this Convertible Note to receive, in lieu of Common Shares (plus cash in lieu of any fractional Common Share) into which this Convertible Note would otherwise be convertible, shares of such stock or other securities (plus cash in lieu of any fractional share of such stock or other securities) as Holder would have received pursuant to the terms of the merger, consolidation or sale had such Holder converted this Convertible Note in full immediately prior to such merger, consolidation or sale. In the event of any consolidation, merger or sale as described in this SECTION 5.3(C), provision shall be made in connection therewith for the surviving or acquiring corporations or partnerships to assume all obligations and duties of Company and Bollinger hereunder or to issue substitute convertible notes in lieu of this Convertible Note, with all such changes and adjustments in the number or kind of Common Shares or other securities or property thereafter subject to this Convertible Note or in the Conversion Rate as shall be required in connection with this SECTION 5.3.

                  (d) If Bollinger shall declare or pay any dividend, or make any distribution, with respect to its Common Stock that is payable in preferred stock or other securities, assets (other than cash) or rights to subscribe for or purchase any security of Bollinger, or that is payable in debt securities of Bollinger convertible into Common Stock, preferred stock or other equity securities of Bollinger, Holder hereof shall, for the same aggregate consideration provided herein, be entitled to receive upon conversion of this Convertible Note in addition to the Common Shares (plus cash in lieu of any fractional Common Share) into which this Convertible Note would otherwise be convertible, the same amount of preferred stock and other securities, assets (other than cash) or rights to subscribe for or purchase any security (plus cash in lieu of any fractional Common Share) as Holder would have received had Holder converted this Convertible Note in full immediately prior to any such dividend or distribution.

         5.4 CASH IN LIEU OF FRACTIONAL SHARES. No fractional, or scrip representing fractional, Common Shares shall be issued upon the conversion of this Convertible Note. Instead of any fractional Common Share that would otherwise be issuable upon conversion of this Convertible Note, Company will pay a cash adjustment in respect of such fractional interest in an amount equal to $4.00 per Common Share then in effect.

         5.5      PROCEDURE.

                  (a) Bollinger shall at all times to reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of this Convertible Note, such number of Common Shares free of preemptive rights as shall be sufficient to effect the conversion of this Convertible Note in full.

                  (b) Company or Bollinger will pay any and all issue or other taxes that may be payable in respect of any issue or delivery of Common Shares on conversion of this Convertible Note. Company and Bollinger shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Shares (or other securities or assets) in any name or names other than that in which this Convertible Note was initially issued, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to Company or its designee the amount of such tax or has represented, to the reasonable satisfaction of Company, that such tax has been paid.

                  (c) Before taking any action that would cause an adjustment increasing the Conversion Rate such that the effective consideration for the Common Shares would be below the then par or stated value of the Common Stock, Company and Bollinger will use its best efforts to take such corporate action as may, in the opinion of counsel to Company and Bollinger, be necessary in order that Bollinger may validly and legally issue fully paid and non-assessable Common Shares in the amount as so adjusted.

                  (d) In case Company or Bollinger, as appropriate, proposes:

                      (1) to pay any dividend upon the Common Stock or make any distribution or offer any subscription or other rights to holders of Common Stock, or

                      (2) to effect any capital reorganization or reclassification of capital stock of Bollinger, or

                      (3) to effect the consolidation, merger, sale of all or substantially all of the assets, liquidation, dissolution or winding up of Bollinger, or

                      (4) to liquidate and dissolve,

                      (5) to prepay this Convertible Note, or

                      (6) to otherwise take any of the actions described in
SECTION 5.3,

                      then Company and Bollinger, as appropriate, shall cause notice of any such intended action to be given to each then Holder not less than ten (10) nor more than sixty (60) days prior to the date on which the transfer books of Bollinger shall close or a record be taken for such dividend or distribution, or the date when such capital reorganization, reclassification, consolidation, merger, sale, liquidation, dissolution or winding up shall be effected, or the date of such prepayment or the occurrence of any such other event, as the case may be.

6. DEFINED TERMS. Capitalized terms used herein have meanings set forth below:

         6.1 "AFFILIATE" means, at any time and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of Company or any subsidiary or any corporation of which Company and its subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of Company.

         6.2 "COMMON STOCK" means the shares of common stock, $0.01 par value, of Bollinger.

         6.3 "HIGHEST LAWFUL RATE" means with respect to any indebtedness owed to any Holder under this Convertible Note and any document relating thereto, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received by such Holder with respect to such indebtedness under law applicable to such Holder.

         6.4 "HOLDERS" shall mean The Step Company for so long as it holds this Convertible Note and its successors and assigns who acquire or are otherwise the transferee of this Convertible Note, directly or indirectly, from The Step Company (or any subsequent Holder), for so long as such successors and assigns hold this Convertible Note.

         6.5 "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         6.6 "REQUIRED HOLDERS" means, at any time, Holder or Holders of at least 66 2/3% in principal amount of this Convertible Note at the time outstanding (exclusive of any portion of this Convertible Note then owned by Company or any of its Affiliates).

7.       MISCELLANEOUS.

         7.1 AMENDMENT AND WAIVER. This Convertible Note may be amended, modified or terminated only by an agreement in writing signed by Company, Bollinger and the Required Holders. Any amendment or waiver consented to as provided in this SECTION 7.1 applies equally to all Holders of Convertible Notes and is binding upon them and upon each future Holder of any Convertible Note and upon Company without regard to whether such Convertible Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between Company, Bollinger, and Holder of any Convertible Note nor any delay in exercising any rights hereunder or under any Convertible Note shall operate as a waiver of any rights of any Holder of such Convertible Note.

         7.2 NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, telecopier, any courier guaranteeing overnight delivery, or first class certified mail, return receipt requested, postage prepaid, addressed to the applicable party at the address provided herein or such other address as may hereafter be designated in writing by such party to the other party in accordance with the provisions of this SECTION 7.2:

         If to Company or Bollinger, to:
                  Bollinger Industries, L.P.
                  602 Fountain Parkway
                  Grand Prairie, Texas 75050
                  Attn: Glenn Bollinger
                  Telecopy:                 (972) 343-1199
                  Telephone:                (972) 343-1000

                  With a copy to:
                  Tracy & Holland, L.L.P.
                  306 W. Seventh Street, Suite 500
                  Fort Worth, Texas 76102-4982
                  Attn: George T. Johns
                  Telecopy:                 (817) 332-3140
                  Telephone:                (817) 335-1050

         If to Holder to:
                  The Step Company
                  Attn: Mr. Richard P. Boggs
                  2250 Newmarket Parkway, Suite 130
                  Marietta, Georgia 30067
                  Telephone:                770-859-9292
                  Telecopy:                 770-956-0578

                  With a copy to:
                  Troutman Sanders L.L.P.
                  Attn: Joel S. Goldman
                  600 Peachtree Street N.E., Suite 5200
                  Atlanta, Georgia 30308-2216
                  Telephone:                404-885-3144
                  Telecopy:                 404-885-3995

         If to any subsequent Holder, to the address of such Person set forth in the records of Company.

         All such notices and other communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; when actually delivered, if delivered by a courier; and upon receipt, if sent by mail.

         7.3 LIMITATION ON INTEREST. Each provision in this Convertible Note is expressly limited so that in no event whatsoever shall the amount paid, or otherwise agreed to be paid, by Company for the use, forbearance or detention of the money to be loaned under this Convertible Note or otherwise (including any sums paid as required by any covenant or obligation contained herein or in any of the documents relating hereto which is for the use, forbearance or detention of such money), exceed that amount of money which would cause the effective rate of interest thereon to exceed the Highest Lawful Rate, and all amounts owed under this Convertible Note and any of the documents relating hereto shall be held to be subject to reduction to the effect that such amounts so paid or agreed to be paid which are for the use, forbearance or detention of money under this Convertible Note or in any of the documents relating hereto shall in no event exceed that amount of money which would cause the effective rate of interest thereon to exceed the Highest Lawful Rate. Notwithstanding any provision in this Convertible Note to the contrary, if the maturity of this Convertible Note is accelerated for any reason, or in the event of prepayment of all or any portion of this Convertible Note by Company or in any other event, earned interest on this Convertible Note may never exceed the maximum amount permitted by applicable law, and any unearned interest otherwise payable under this Convertible Note that is in excess of the maximum amount permitted by applicable law shall be canceled automatically as of the date of such acceleration or prepayment or other such event and if theretofore paid, shall be credited to the principal of this Convertible Note or, if the principal of this Convertible Note has been paid in full, refunded to Company. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, Company and Holder shall, to the maximum extent permitted by applicable law, amortize, prorate, allocate and spread, in equal parts during the period of the actual term of Convertible Note, all interest at any time contracted for, charged, received or reserved in connection with this Convertible Note.

         7.4 SUCCESSORS AND ASSIGNS. Subject to the restrictions on transfer described in SECTION 4, all covenants and other agreements contained in this Convertible Note shall be binding upon the successors, assigns, heirs, administrators and executors of Company and Bollinger, and inure to the benefit of Holder, its successors, endorsees, assigns, heirs, administrators and executors (including without limitation, any subsequent Holder of a Convertible
Note) whether so expressed or not.

         7.5 GOVERNING LAW. This Convertible Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Texas excluding choice-of-law principles, except to the extent the Delaware Business Corporation Act governs the affairs of Bollinger.

         7.6 TREATMENT OF CONVERTIBLE NOTE. To the extent permitted by generally accepted accounting principles and applicable laws, Company and Bollinger will treat, account and report this Convertible Note as debt and not as equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

         7.7 NO SHAREHOLDER RIGHTS. Nothing contained in this Convertible Note shall be construed as conferring upon Holder or any other person the right to vote or to consent or to receive notice as a shareholder in respect of meetings of shareholders for the election of directors of Bollinger; and no dividends or interest shall be payable or accrued in respect of this Convertible Note or the interest represented hereby or the Common Shares obtainable hereunder until, and only to the extent that, this Convertible Note shall have been converted.

         7.8 SUBORDINATION. This Convertible Note is subject to certain rights and restrictions concerning recoupment or set-off as more particularly set forth in the Asset Purchase Agreement.

         7.9 WAIVER OF NOTICE, DEMAND, ETC. Except as expressly provided in this Convertible Note, Company waives demand, protest, notice of protest, notice of default or dishonor, notice of intention to accelerate, notice of acceleration, notice of payment and nonpayment, notice of any default, and notice of nonpayment at maturity.

                              BOLLINGER INDUSTRIES L.P.

                              By: /s/ GLENN BOLLINGER
                                 ----------------------------------------------
                              Glenn Bollinger, CEO of Bollinger Operating Corp., its general partner

Executed effective even date herewith for purposes of agreement and acceptance of the provisions of Sections 5.2(b), 5.3, 5.5, 7.2, 7.4, 7.5, and 7.6.

BOLLINGER INDUSTRIES INC.

By: /s/ GLENN BOLLINGER
   ------------------------
Glenn Bollinger, CEO

Executed effective even date herewith for purposes of agreement and acceptance of the provisions of Sections 3, 7.1, 7.2, 7.5 and 7.8.

THE STEP COMPANY

By: /s/ RICHARD P. BOGGS
   --------------------------
Richard P. Boggs, President